UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary proxy statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a -12

WINDSTREAM HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued on January 21, 2105:

Windstream receives state regulatory approvals for REIT spinoff

Release date: Jan. 21, 2015

LITTLE ROCK, Ark. – Windstream (Nasdaq: WIN) today announced it has received all regulatory approvals from state public service commissions required for its planned real estate investment trust (REIT) spinoff, which will be named Communications Sales & Leasing, Inc. (CS&L). Windstream earlier received a favorable private letter ruling from the Internal Revenue Service relating to the transaction.

“Securing these regulatory approvals is an important milestone in our work and affirms the compelling benefits of the transaction to consumers and businesses,” said Windstream Director Francis X. “Skip” Frantz, who will serve as chairman of CS&L’s board. “The spinoff remains a strategic priority for Windstream and with the state regulatory approval process complete, we are focused on executing the final steps of the transaction.”

Frantz is leading the process to select a president and CEO of CS&L. The transaction is expected to close in the first half of 2015, pending the satisfaction of customary conditions, including the effectiveness of CS&L’s Form 10 registration statement and final approval by Windstream’s board of directors.

Windstream announced on July 29 plans to spin off certain telecommunications network assets into an independent publicly traded REIT in order to accelerate network investments, significantly reduce debt and maximize shareholder value. The REIT will lease use of the assets to Windstream through a long-term triple-net exclusive lease. Windstream will operate and maintain the assets to deliver advanced communications and technology services to consumers and businesses. The REIT will focus on expanding and diversifying its assets and tenants through future acquisitions.

Windstream will hold a special meeting of stockholders on Feb. 20 in conjunction with the REIT spinoff to approve a 1-for-6 reverse stock split and an amendment to the certificate of incorporation for Windstream Corporation, a subsidiary of Windstream Holdings, that will facilitate the conversion of Windstream Corporation into a limited liability company. Windstream’s Board of Directors unanimously recommends that stockholders vote “FOR” each of the two proposals. For assistance in voting shares, stockholders can call Windstream’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-750-5836.

About Windstream

Windstream, a FORTUNE 500 and S&P 500 company, is a leading provider of advanced network communications and technology solutions, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit the company’s online newsroom at news.windstream.com or follow on Twitter at @WindstreamNews.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the completion of the transaction, the expected benefits of the transaction, the expected financial attributes of the new Windstream and the REIT including the initial rent amount, the pro forma dividend and leverage ratio for each company, and the illustrative trading multiples and values for each company. Such statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others: (i) risks related to the anticipated timing of the proposed separation, the expected tax treatment of the proposed transaction, the ability of each of Windstream (post-spin) and the new REIT to conduct and expand their respective businesses following the proposed spin off, the ability of Windstream to reduce its debt by the currently-anticipated amounts, and the diversion of management’s attention from regular business concerns; (ii) the risk that Windstream’s board of directors could abandon the spinoff or modify or change the terms of the spinoff at any time and for any reason until the spinoff is complete; and (iii) Windstream’s ability to obtain stockholder approval of an amendment to a subsidiary’s certificate of incorporation that will facilitate the REIT spinoff without incurring a large tax liability; (iv) those additional factors under "Risk Factors" in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended Dec. 31, 2013, and in subsequent filings with the Securities and Exchange Commission (SEC) at www.sec.gov.

In connection with the proposed transaction Windstream Holdings has filed with the SEC and mailed to stockholders a definitive proxy statement dated Jan. 9, 2015. Such proxy statement includes information about Windstream’s directors and executive officers and their ownership of Windstream’s common stock who may be deemed to be participants in the solicitation of proxies from Windstream’s stockholders with respect to the proposals for which stockholder approval is being sought in advance of the REIT spinoff. Investors are urged to read the definitive proxy statement (including any amendments and supplements) and any other relevant documents filed with the SEC because they contain important information about Windstream and the proposed transaction. The definitive proxy statement and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov and Windstream’s website at www.windstream.com. In addition, these documents can also be obtained free of charge from Windstream Holdings upon written request to the Corporate Secretary at 4001 Rodney Parham Road, Little Rock, Arkansas 72212.

-end-

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

January 22, 2015

Dear Fellow Shareholder:

We previously sent you proxy materials for the important Special Meeting of Shareholders of Windstream relating to the company’s planned tax-free spinoff of certain assets into a REIT called CS&L. Your Board of Directors unanimously recommends that shareholders vote FOR each of the proposals on the enclosed proxy card.

Upon the close of this transaction, Windstream shareholders will own shares of two public corporations rather than one. The transaction is tax-free for shareholders, improves Windstream’s financial profile, and creates two independent businesses positioned to pursue separate but complementary objectives.

Voting FOR the proposals will ensure that the transaction remains tax-free and that the aggregate value of your shares remains the same but allocated across fewer shares. Importantly, in a reverse stock split, the dividend per share is adjusted upward proportionately so that the amount of dividend income is not impacted by having fewer shares.

Since a failure to vote will have the same effect as a vote against the substantial shareholder benefits that will result from this transaction, your vote is important, no matter how many or how few shares you may own. Please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Tony Thomas
Chief Executive Officer

REMEMBER:
You can vote your shares TODAY by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-750-5836.